Amended Exhibit A to the Fund Accounting Servicing Agreement dated 5.26.2015 – Pacer Funds Trust

Funds serviced at December 2017

Name of Series
Pacer Trendpilot 750 ETF
Pacer Trendpilot 450 ETF
Pacer Trendpilot 100 ETF
Pacer US Export Leaders ETF
Pacer Trendpilot European Index ETF
Pacer Autopilot Hedged European Index ETF
Pacer Global High Dividend ETF
Pacer International Export Leaders ETF
Pacer US Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer US Export Leaders ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer WealthShield ETF